Exhibit 10.14

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 22, 2021 (the “Effective Date”) by and among Relay Therapeutics, Inc., a Delaware corporation (the “Company”), the equity holders of ZebiAI Therapeutics, Inc., a Delaware corporation (“ZebiAI”), party hereto (each, a “Stockholder” and, together with any permitted transferee of Registrable Securities hereunder, collectively, the “Stockholders”), and Computershare Trust Company, N.A.

RECITALS

WHEREAS, the Company, Elixir Merger Sub I, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of the Company (“First Merger Sub”), Elixir Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of the Company (“Second Merger Sub”), ZebiAI, and Shareholder Representative Services LLC, solely in its capacity as the representative, have entered into that certain Agreement and Plan of Merger, dated as of April 22, 2021 (the “Merger Agreement”), pursuant to which First Merger Sub will be merged with and into ZebiAI and, promptly thereafter, ZebiAI will be merged with and into Second Merger Sub, such that the Second Merger Sub shall survive as a continuing wholly-owned subsidiary of Company, all as and in the manner contemplated by the Merger Agreement (the “Merger”);

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company is issuing to the Stockholders, at the times specified therein (including the Stock Consideration Shares and the Milestone Shares, in each case as defined in the Merger Agreement), shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including the amounts listed on Exhibit A hereto; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company agreed to grant certain registration rights to the Stockholders as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions located in Cambridge, Massachusetts are authorized or obligated by law or executive order to close.

“Chosen Court” has the meaning set forth in Section 5.6(b).

“Company” has the meaning set forth in the preamble.

“Company Indemnitee” has the meaning set forth in Section 4.1(b).

“Covered Claim” has the meaning set forth in Section 5.6(b).

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Merger Sub” has the meaning set forth in the recitals.

“Grace Period” has the meaning set forth in Section 3.2(g).

“Holder” or “Holders” means any Stockholder(s) and any transferee(s) permitted under Section 2.1 of Registrable Securities, in each case to the extent holding Registrable Securities.

“Holder Indemnitee” has the meaning set forth in Section 4.1(a).

“Indemnified Party” has the meaning set forth in Section 4.1(c).

“Indemnifying Party” has the meaning set forth in Section 4.1(c).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Prospectus Supplement” has the meaning set forth in Section 3.1(a).

“Registrable Securities” means the Shares issued to the Stockholders pursuant to the Merger Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such Shares; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Holder when: (a) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; (b) such securities may be sold pursuant to Rule 144 without any manner of sale or volume limitations; or (c) such securities cease to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in effecting the registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, and expenses of the Company’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Statement” has the meaning set forth in Section 3.1(a).

“Rule 144” means Rule 144 under the Securities Act or any successor or other similar rule, regulation or interpretation of the SEC that may at any time permit the sale of Registrable Securities to the public without registration.

“Rule 405” means Rule 405 under the Securities Act or any successor or other similar rule.

“Rule 415” means Rule 415 under the Securities Act or any successor or other similar rule providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 under the Securities Act or any successor or other similar rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger Sub” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all discounts, selling commissions, fees of selling brokers, dealer managers, underwriters and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (excluding, for the avoidance of doubt, any fees and disbursements of counsel for the Company included in Registration Expenses).

“Shares” has the meaning set forth in the recitals.

“Stockholder” has the meaning set forth in the preamble.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise) any Shares.

“Violation” has the meaning set forth in Section 4.1(a).

“ZebiAI” has the meaning set forth in the preamble.

ARTICLE II

TRANSFER RESTRICTIONS

2.1 General Transfer Restrictions. The right of any Stockholder to Transfer any Shares held by it is subject to the restrictions set forth below.

(a) Each Stockholder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than a Transfer (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) if Holder is a venture capital or private equity fund, a customary distribution to its partners or members, the Company may require the Stockholder to provide to the Company an opinion of counsel selected by (and at the expense of) the Stockholder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act; provided that in connection with any transfer pursuant to clause (iv), each transferee shall agree with the Company in writing to be bound by this Agreement (it being understood that the rights of the transferor under this Agreement shall likewise be deemed assigned to such transferee upon such transfer).

(b) Each Stockholder agrees to the affixing, so long as is required by this Section 2.1 or the requirements of the Securities Act, of the following legend on any certificate or book-entry position evidencing any of the Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

Certificates or book-entry positions evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Registration Statement described in Section 3.1) covering the resale of the Shares, (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if Holder is not (and for the preceding three months has not been) an Affiliate of the Company, six (6) months following the Closing (provided, however, that in the case of (i), (ii) and (iii), above, the Stockholder provides the Company with customary legal representation letters reasonably acceptable to the Company), or (iv) if the Stockholder provides the Company with a legal opinion (at the Stockholder’s expense) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act. Whenever such restrictions shall cease and terminate as to any Shares, (A) the Holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein, and such new securities shall be issued promptly, but in no event less than five (5) Business Days after a written request to remove such legends, and (B) the Company or its counsel shall, at the Company’s expense, provide any opinion that may be required by the Company’s transfer agent in connection with the removal of any such legends.

2.2 Lock-Up Shares. During the applicable Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Company; provided, for the avoidance of doubt, that nothing in this Agreement shall restrict the Holder’s right to cause the Company to file and cause to become effective a registration statement with the SEC naming such Holder as a selling securityholder (and to make any required disclosures in respect thereof).

(a) In furtherance of the foregoing, Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(b) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(c) For purpose of this Agreement:

a.	The “First Lock-up Shares” means one-third of the Shares issued pursuant to Section 2.6(c)(i) of the Merger Agreement beneficially owned by the Holder.

b.

The “Second Lock-up Shares” means one-third of the Shares issued pursuant to Section 2.6(c)(i) of the Merger Agreement beneficially owned by the Holder, together with the First Lock-up Shares, the “Lock-up Shares.”

c.

The “Lock-up Period” means with respect to the First Lock-up Shares, the period commencing on the Closing Date and ending on the date that is 90 calendar days thereafter, and with respect to the Second Lock-up Shares, the period commencing on the Closing Date and ending on the date that is 180 calendar days thereafter.

(d) The restrictions set forth herein shall not apply to: (i) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stock-holders, other equityholders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (ii) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (iii) by virtue of will, intestate succession or the laws of descent and distribution upon death of the Holder; (iv) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (v) pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock and that would result in a Change in Control; and (vi) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of restricted securities; provided, that such plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period.

(e) In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (i) the sale of all or substantially all of the consolidated assets of Company and Company subsidiaries to a third-party purchaser; (ii) a sale resulting in no less than a majority of the voting power of the Company being held by person that did not own a majority of the voting power prior to such sale; or (iii) a merger, consolidation, recapitalization or reorganization of Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

ARTICLE III

REGISTRATION AND PROCEDURES

3.1 Registration.

(a) In accordance with the terms of this Agreement, the Company shall prepare and file with the SEC, at its discretion, either (i) a Registration Statement on Form S-1, (ii) a Registration Statement on Form S-3 if it is eligible to file a Registration Statement on Form S-3, or (iii) a prospectus supplement pursuant to Rule 424(b)(7) under the Act (the “Prospectus Supplement”) relating to an effective Registration Statement on Form S-3, in each such case covering the resale of all Registrable Securities, specifically the Stock Consideration Shares, and when issuable, the Milestone Shares, as a secondary offering to be made on a continuous basis pursuant to Rule 415. The applicable Registration Statement (including any preliminary or final prospectus or prospectus supplement contained therein) referenced in clause (i) or (ii) is referred to herein as the “Registration Statement.”

(b) The Company shall exercise commercially reasonable efforts to prepare and file either the Registration Statement under clause (a)(i) above or the Prospectus Supplement under clause (a)(ii) above with the SEC no later than ten (10) Business Days after the Closing Date; provided, however, that no filing of such Registration Statement or Prospectus Supplement shall be required during any period in which the Company’s insider trading policy would prohibit executive officers of the Company from trading in the Company’s securities. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after such filing if not otherwise effective upon filing and to keep the Registration Statement continuously effective and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness until such time as no Registrable Securities remain outstanding (such period, the “Effectiveness Period”).

(c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1 or Section 3.2 with respect to Registrable Securities of a Holder that the Holder furnish to the Company such information regarding such Holder as required under Section 3.4(a).

3.2 Registration Procedures; Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Section 3.1, and in connection therewith shall have the following obligations:

(a) The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3.2(e), the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period. The Company shall use commercially reasonable efforts to cause any post-effective amendment to the Registration Statement to become effective as soon as practicable after such filing. No later than the first Business Day after a post-effective amendment to the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus or prospectus supplement included therein pursuant to Rule 424.

(c) The Company shall use commercially reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Registration Statement in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder reasonably requests in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject..

(d) The Company shall as promptly as practicable notify notify the Holders of the time the Registration Statement becomes effective and/or when an amendment or supplement to any prospectus forming a part of such Registration Statement has been filed. The Company shall furnish to the Holders, without charge, such documents, including copies of any preliminary prospectus or final prospectus contained in the Registration Statement or any amendments or supplements thereto, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement.

(e) The Company shall promptly notify the Holders when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which any prospectus included in, or relating to, the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided, that in no event shall such notice contain any material, non-public information), and, subject to Section 3.2(f), promptly prepare and file with the SEC a supplement to the related prospectus or amendment to such Registration Statement or any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g) Notwithstanding anything in this Agreement to the contrary, at any time after the Registration Statement is effective the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries if the Board of Directors of the Company has a valid business reason for determining that disclosure of such information is not in the best interests of the Company and such disclosure is not otherwise required, including under applicable laws or regulations or rules of any applicable securities exchange (a “Grace Period”); provided, however, that the Company shall promptly (i) provide written notice to the Holders of the Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as possible, and (iii) provide written notice to the Holders of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed fifteen (15) consecutive days and during the Effectiveness Period such Grace Periods shall not exceed an aggregate of forty five (45) days. The provisions of Section 3.2(e) shall not be applicable during the pendency of any Grace Period. Upon expiration of a Grace Period, the Company shall again be bound by the provisions of Section 3.2(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

(h) The Company shall cause the Registrable Securities covered by the Registration Statement to be (1) listed on the Nasdaq Global Market and (2) reflected in the stock ledger maintained by the Company’s transfer agent.

3.3 Current Public Information. During the Effectiveness Period, the Company shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are defined in Rule 144, until all the Registrable Securities cease to be Registrable Securities, and so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its satisfaction of the current public information requirements of Rule 144, and (ii) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act.

3.4 Obligations of the Holders.

(a) Each Holder shall furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute, or shall cause to be executed, such customary documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a questionnaire in the form attached hereto as Exhibit B hereto. At least five (5) Business Days prior to the anticipated filing date of the Registration Statement or Prospectus Supplement, the Company shall notify each Holder of any additional information the Company requires from such Holder, and such Holder shall provide such information to the Company at least three (3) Business Days prior to the anticipated filing date of the Registration Statement or Prospectus Supplement.

(b) Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement.

(c) Upon receipt of written notice from the Company of any event of the kind described in Section 3.2(d) or Section 3.2(e) or written notice of any Grace Period, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed or that the Grace Period has ended. If so directed by the Company, such Holder shall use its commercially reasonable efforts to return to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice other than permanent file copies then in such Holder’s possession.

(d) No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(e) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

3.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with the sale of any Registrable Securities shall be borne, as applicable, by the relevant Stockholder holding Registrable Securities. In no event will the Company be responsible for any Selling Expenses.

3.6 Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article III, may be assigned or otherwise conveyed by any Stockholder to any transferee of the Registrable Securities if such Transfer is permitted by Article II and the transferee agrees with the Company in writing to be bound by this Agreement.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification. In the event any Registrable Securities are included in the Registration Statement:

(a) The Company shall indemnify and hold harmless each Holder of Registrable Securities and such Holder’s officers, directors, employees, partners, members, agents (including brokers), representatives and Affiliates and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (iii) any liability of a Holder arising from any sales or transactions made pursuant to the Registration Statement and/or Prospectus during the pendency of a Grace Period; and (iv) a violation or alleged violation by the Company or its Affiliates or Representatives of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company or its Affiliates or Representatives and relating to action or inaction required of the Company or its Affiliates or Representatives in connection with the Registration Statement, and the Company will pay to each such Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnification contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by a Holder, (B) in connection with any failure of a Holder to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) in connection with any offers or sales effected by or on behalf of any Holder in violation of Section 3.4(c) of this Agreement, or (D) as a result of offers or sales effected by or on behalf of any Holder by means of a free writing prospectus (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and each of its officers, directors, employees, agents, representatives and Affiliates and persons, if any, who control the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities or expenses to which any of the Company Indemnitees may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (in each case with respect to clause (i) and (ii) to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder), (iii) a violation or alleged violation by a Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with the registration of such Holder’s Registrable Securities, and (iv) in connection with any offer or sales effected by or on behalf of such Holder in violation of Section 3.4(c) of this Agreement, and each Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Company Indemnitee pursuant to this Section 4.1(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense as a result of the matters described in clauses (i) through (vi); provided, that the indemnification contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the amount any Holder will be obligated to pay pursuant to this Section 4.1(b) and Section 4.2 will be limited to an amount equal to the gross proceeds actually received by such Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify and/or contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Company Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(c) Promptly after receipt by a party to this Agreement entitled to indemnity hereunder (an “Indemnified Party”) under this Section 4.1 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party to this Agreement from whom indemnification may be sought under this Section 4.1 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if (i) the Indemnifying Party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such Indemnified Party, as the case may be, or (ii) in the reasonable opinion of counsel retained by the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests (including the availability of differing legal defenses) between such Indemnified Party and any other party represented by such counsel in such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate counsel at any time for all such Indemnified Parties. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or claim. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 4.1, except to the extent such failure to give notice has a material adverse effect on the ability of the Indemnifying Party to defend such action.

4.2 Contribution. If the indemnification provided for in Section 4.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to severally and not jointly contribute pursuant to this Section 4.2, together with Holder’s liability under Section 4.1(b), will be limited to an amount equal to the gross proceeds received by a Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to contribute and/or indemnify (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

GENERAL PROVISIONS

5.1 Entire Agreement. This Agreement (including Exhibit A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

5.2 Notices. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given as follows (a) if delivered personally or sent by facsimile transmission or via email, such notice, request, demand, claim or other communication shall conclusively deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day or, if not sent or delivered on a Business Day, on the next following Business Day and (b) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same; provided, however, that notices sent by mail will not be deemed given until received and, provided, further, that no facsimile or email notice shall be deemed given when received unless such notice is followed up by one of the other means of notice described herein. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile number as may be designated in writing hereafter, in the same manner, by any such person.

5.3 Counterparts. This Agreement may be executed in one or more counterparts (including by means of fax, email, Portable Document Format (PDF) file, Joint Photographic Experts Group (JPEG) file or other electronic transmissions), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement. No party shall raise the use of fax, email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of fax, email, PDF, JPEG or other electronic transmission as a defense to the formation or enforceability of this Agreement, and each party forever waives any such defense.

5.4 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

5.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.6. Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) The parties hereto agree that any legal proceeding arising out of, relating to or in connection with this Agreement (including the exhibits, schedules and annexes hereto), any transaction hereunder, any breach hereof, or any matters contemplated hereby (each, a “Covered Claim”) shall be brought or otherwise commenced exclusively in the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware (the “Chosen Court”). Each of the parties expressly agrees and acknowledges that the each of the Chosen Courts is an appropriate and convenient forum for resolution of any and all Covered Claims, that it will not suffer any undue hardship or inconvenience if required to litigate in such court, and that such court is fully competent and legally capable of adjudicating any Covered Claim. Each party further represents that it has agreed to the jurisdiction of the Chosen Courts, in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and laws applied in such courts and has not relied on any representation by any other party as to the content, scope or effect of such procedures and law, and will not contend otherwise in any proceeding in any court of any jurisdiction.

(c) Each of the parties hereby irrevocably submits, for itself and in respect to its affiliates and properties, generally and unconditionally, to the exclusive personal jurisdiction of the Chosen Courts in respect of Covered Claims. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.2 hereof or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof.

(d) THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL

WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.7 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

Relay Therapeutics, Inc.

By:	/s/ Sanjiv K. Patel
Name:	Sanjiv K. Patel
Title:	President and Chief Executive Officer

Address for Notice:

Relay Therapeutics, Inc. 399 Binney St. Cambridge, MA 02139 Attention: Brian Adams, General Counsel

[Signature Page to Registration Rights Agreement]